Exhibit 99.1

The following is the speech being delivered by Marcy Syms, CEO of Syms Corp at the Annual Shareholder's Meeting of the Company on July 10, 2008.

* * *

Good morning, ladies and gentlemen. My name is Marcy Syms and I am the President and Chief Executive of Syms Corp. On behalf of the Company, I would like to welcome all of you and thank you for coming here today. Before we take questions from our shareholders, I would like to spend a few minutes sharing some of the highlights of the past year with you and discussing how your Company is meeting the challenges of our uncertain economy.

Fiscal 2007 closed with net sales of $267 million, which is about $14 million below the prior year. The overall softening economy, particularly in the southeast and New England states, drove same-store sales down the most significantly, offset somewhat by generally stronger sales in the New York metro region.

In Fiscal 2007, men’s clothing represented the largest percentage of our business, with about $141 million in sales, or about 53% of total sales; women’s clothing was about $76 million, or 29% of total sales; and shoes, children’s and all other categories aggregated about $50 million or 18% of sales. These overall percentages remained about the same as in 2006 and we expect that there will not be any dramatic changes in these percentages in the current year.

We can report success for fiscal 2007 in the areas of ladies, especially in our 10-day automatic markdown dresses. There was strong growth as well in ladies suits, evening wear and handbags, with these areas collectively up almost 7% in sales. We continued to experience softness in men’s clothing, however, with sales declining about 6%. The unusually warm winter also depressed sales in outerwear generally, with both women’s and ladies outerwear down about 12%.

As you can see from the names on the PowerPoint screen, we have secured new name brand & designer labels in areas that we believe, and sales have confirmed, will attract a newer, younger customer. Syms has traditionally appealed to a 40-year-old plus customer. With labels like Lucky, Monarch, Betsy Johnson, Ed Hardy, Peppy Jeans, Tommy Bahama, and Mac and Jac, we are now speaking to a 25-40 year-old customer in a powerful way that positions us for building up the casual area of our business, a segment of the market which we have not aggressively emphasized in the past.

We have been successful this year in improving our mix of labels and price points, and I am pleased to report that largely as a result of these efforts and resulting lower markdowns, our overall gross margin improved by about 1% in 2007.

One of our most recent innovations was the creation of the SYMS loyalty card, which was launched on February 10, 2008. As of today, we have over 225,000 customers who have enthusiastically received their card. We have seen our customer-based web e-mail addresses increase three-fold. These loyal customers will receive two invitations per year to our private bash and two coupons per year for dollars off dividends on all purchases.

In-store environments are being updated to improve the customer’s shopping experience. We will accomplish this without compromising our off-price image. This is our Plano, Texas store. The pictures you now see include some of the changes we are now testing.

We remain sensitive to the very diverse nature of our customers needs as we go from a store in Plano, Texas to one in Buffalo, New York. We know that improving our customer experience is a major way of increasing sales and we are working hard to attract the consumer burdened with budgetary pressures, who may be looking to maintain his or her purchasing power with SYMS.

We have continued to be frugal-minded through our constant search for ways to do things more efficiently and less expensively, as evidenced by a decline in our recurring operating expenses, consisting of SG&A, occupancy and depreciation, of about $2.8 million for fiscal 2007, or about 2.7% from the prior year. Although advertising expense increased about $450,000, the money was well spent as we responded to the slowing economy with increased communications to our customers during the holiday season. We are also testing a new advertising campaign that positions us as “Off-Price, On Fashion.”

Some of you may have seen articles in the press relating to our real estate holdings. The majority of our stores are located on sites that we own. We have always believed that it makes sense, where possible, to own our sites, as this buffers us from the whims of landlords and helps us keep down our operating expenses.

Of our 33 stores, 22 stores are on sites owned by us and 11 stores are leased by us. Almost two-thirds of the total square footage owned or leased by us is used by us in our retail operations and about another tenth is used by us for corporate offices and warehouse and distribution facilities. We rent out about one-sixth of our owned space—space we don't need for our own operations and would otherwise sit vacant—to third parties. In Fiscal 2007, these rents represented less than 1% of our total revenues.

We currently have about 50,000 vacant square feet available for rent and have been trying, without success, to sell two of our owned locations. If any of you has tried to sell your house lately, you know what we've been up against.

I should also mention that we recently purchased a building and air rights adjacent to our store in downtown Manhattan. While we have no plans to develop the site, the price was right, and it only seemed prudent to complete these purchases as they give us greater control over our destiny downtown by preserving our options, and help protect our property from encroachment. If our plans ever change, we will let you know.

I hope you'll agree that while owning real estate is a smart business decision for a retailer such as Syms, it by no means turns us into a real estate development company.

You may also have seen stories questioning whether my family plans to take Syms private. The answer is absolutely not. I'm afraid those stories may have gotten started when we sought to commence trading Syms shares on the pink sheets and deregister with the SEC, and some of our shareholders apparently misconstrued our actions. I can assure you that our decision was motivated solely by a desire to save money. The costs of being an SEC registered company have risen dramatically since the Sarbanes-Oxley Act became law, and the compliance costs disproportionately affect small companies such as Syms. In any event, as you know, we have reregistered with the SEC and Syms shares are traded on NASDAQ.

So that there will be no misunderstanding, however, let me again state—on the record and unequivocally—Syms will remain a public company. Our good fortune—and I hope we will have much—will be your good fortune, too.

Your Company will be celebrating 50 years in business in October 2009. We have been through many business cycles. We remember the effects of the oil crises of 1974, when visits to our then Route 4, Paramus store were literally cut by more than half. We remember the 1991 recession, where we benefited from customers who abandoned department store shopping for lower priced alternatives. With our strategy of opportunistic purchasing and a no-debt balance sheet, we feel we are well positioned to weather the present economic downturn.

I am pleased to point out that although the Company has significant bank lines of credit available, it has not borrowed in many years and, unlike many retailers, we enjoy an outstanding reputation with the trade, and are not saddled by debt and interest payments.

For the coming year, one of our biggest challenges will be knowing when to say no. In the last several months an unusual amount of inventory has been offered to us. We will continue to carefully monitor sales trends so that we are not in an over-inventoried position should the economy continue to sour.

During this past fiscal year, we paid a cash dividend of 60 cents a share, for a total of $8,820,000, out of available cash.

Finally, we are strongly committed to our business, and all the decisions we make reflect that commitment and our commitment to the continued long-term growth in SYMS’ shareholder value.

Thank you for your continued support.

Forward Looking Statements:

The discussions in this document may include forward-looking statements (within the meaning of Sections 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions, as they relate to the Company or the management of the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others, general economic and market conditions, decreased consumer demand for the Company’s products, possible disruptions in the Company’s computer or telephone systems, possible work stoppages, or increases in labor costs, effects of competition, possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores, higher than anticipated store closings or relocation costs, higher interest rates, unanticipated increases in merchandise or occupancy costs and other factors which may be outside the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those discussed today as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and reports as filed with the Securities and Exchange Commission.